                                                FILED PURSUANT TO RULE 424(b)(3)
                                                      REGISTRATION NO. 333-45443


                            PROSPECTUS SUPPLEMENT
                              DATED JULY 8, 1998
                    TO THE PROSPECTUS DATED APRIL 10, 1998

                      ALTERNATIVE LIVING SERVICES, INC.


        Alternative Living Services, Inc. (the "Company") has prepared this Prospectus Supplement to update certain information included in the Company's Prospectus dated April 10, 1998 relating to the Company's $35,000,000 aggregate principal amount of Convertible Subordinated Debentures due 2006 (the "Debentures") issued in a private placement on May 17, 1996 and the 1,717,217 shares of common stock, $.01 par value, of the Company that are issuable upon conversion of the Debentures, subject to adjustment under certain circumstances.

        The table set forth in the Prospectus under the caption "SELLING SECURITYHOLDERS" is hereby supplemented as follows:



                                          PRINCIPAL      PRINCIPAL
                                           AMOUNT         AMOUNT
                                             OF             OF
                                         DEBENTURES     DEBENTURES      PERCENT OF
                                        BENEFICIALLY    THAT MAY BE     OUTSTANDING
NAME                                       OWNED           SOLD         DEBENTURES
----                                    ------------    -----------     -----------
Michael Meyer.........................     $72,500         $72,500           *


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* Less than 1%